UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
          1933 Montana Acquisition Corporation (Name of small business issuer in its charter)

     Delaware                          6770                      14-182-4753
(State or Jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
of Incorporation or         Classification Code Number)      Identification No.)
Organization)

                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144
                                 (518) 462-7879
          (Address and telephone number of principal executive offices)

                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144
(Address of Principal place of business or intended principal place of business)

                            Whiteman Osterman & Hanna
                               One Commerce Plaza
                             Albany, New York 12260
                                 (518) 487-7600
                              Matthew P. Hoff, Esq.
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and Prospectus.


     We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date that the SEC, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



Title of Each Class of        Amount        Proposed          Proposed
Securities Being              Being         Maximum           Maximum
Registered                    Registered    Offering Price    Aggregate
                                            Per Share (1)     Offering Price (1)

Shares of Common              10,000        $1.00             $10,000
Stock

TOTAL                         10,000        $1.00             $10,000


     (1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

                        Cross Reference Sheet Showing the
                      Location In Prospectus of Information
                         Required by Items of Form SB-2

Part I. Information Required in Prospectus

Item No.           Required Item                      Location or Caption
--------           -------------                      -------------------
1.        Front of Registration Statement             Front of Registration
          and Outside Front Cover of                  Statement and outside
          Prospectus front cover of Prospectus

2.        Inside Front and Outside Back               Inside Front Cover Page
          Cover Pages of Prospectus                   of Prospectus and Outside
          Front cover Page of Prospectus

3.        Summary Information and Risk                Prospectus Summary;
          Factors                                     High Risk Factors

4.        Use of Proceeds                             Use of Proceeds

5.        Determination of Offering                   Prospectus Summary -
          Price                                       Determination of Offering
                                                      Price; High Risk Factors

6.        Dilution                                    Dilution

7.        Selling Security Holders                    Not Applicable

8.        Plan of Distribution                        Plan of Distribution

9.        Legal Proceedings                           Litigation

10.       Directors, Executive Officers,              Management
          Promoters and Control Persons

11.       Security Ownership of Certain               Principal Stockholders
          Beneficial Owners and Management            of Common Stock

12.       Description of Securities                   Description of Securities

13.       Interest of Named Experts and               Legal Opinions; Experts
          Counsel

14.       Disclosure of Commission Position           Statement as to
          on Indemnification                          Indemnification for
                                                      Securities Act Liabilities

15.       Organization Within Last                    Management, Certain
          Five Years                                  Transactions

16.       Description of Business                     Proposed Business,
                                                      Remuneration

17.       Management's Discussion and                 Proposed Business -
          and Analysis or Plan of                     Plan of Operation

18.       Description of Property                     Proposed Business

19.       Certain Relationships and Related           Certain Transactions
          Transactions

20.       Market for Common Stock and                 Prospectus Summary,
          Related Stockholder Matters                 Market for Registrant's
                                                      Common Stock and Related
                                                      Stockholders Matters;
                                                      Shares Eligible for Future
                                                      Sale.

21.       Executive Compensation                      Remuneration

22.       Financial Statements                        Financial Statements

23.       Changes in and Disagreements                Not Applicable
          with Accountants on Accounting
          and Financial Disclosure

                                   PROSPECTUS

                         Montana Acquisition Corporation
                            (A Delaware Corporation)


            10,000 Shares of Common Stock Offered at $1.00 per Share

     Montana Acquisition Corporation is offering for sale 10,000 shares of $.001 par value common stock for $1.00 per share. We will sell the shares on a "best-efforts" basis for a period of up to one hundred eighty days (180) days and will not use a professional underwriter or securities dealer. This is a "blank-check" offering being made in compliance with Rule 419 of Regulation C of the Securities and Exchange Commission. Under this rule, the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business combination or merger is consummated. Because the securities that we are offering constitute "penny stock", certain sales restrictions apply to these securities. (See "Risk Factors", p. ___). The sole officer, director and shareholder of the company is Leslie M. Apple.

     Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page _____. Neither the U.S. Securities and Exchange Commission nor the securities commission of any state has approved or disapproved these securities, nor have they passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Prior to this offering, there has been no public market for the common stock of the company. There is no assurance that any trading market in these securities will ever develop.

                                       Underwriting Discounts   Maximum Proceeds
                     Price to Public   and Commissions                 to Issuer
Per Share                      $1.00            n/a                      $1.00
Total                          $1.00            n/a                      $10,000

----------
1. Proceeds to the issuer are shown before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $8,352.64.

2. We offer the securities for cash, payable when you subscribe. We will manage the offering and sell the shares without any discounts or other commissions.

3. After we receive investors' funds, we will immediately deposit them in an escrow account which will be maintained by Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260. All investors' checks or money orders must be made payable to "Whiteman Osterman & Hanna, as Escrow Agent for Montana Acquisition Corporation."

4. The investors' funds will remain as deposited in the escrow account and may not be traded or transferred, except that Federal regulations permit us to withdraw up to 10% of the proceeds of the offering. We intend to ask the escrow agent to release to us up to 10% of the proceeds of the offering.

     We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The information in this prospectus is not complete any may change. We will not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy in any state when the offer or sale is not permitted.

                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144
                                 (518) 462-7879

                The date of this Prospectus is November 3, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
  The Company..................................................................1
  The Offering ................................................................1
  More About Rule 419 .........................................................2
  Risk Factors ................................................................2
  Determination of Offering Price .............................................2
  Use of Proceeds .............................................................2
SUMMARY FINANCIAL INFORMATION..................................................3
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419....................3
  Deposit of Offering Proceeds and Securities .................................3
  Acquisition Criteria ........................................................4
  Post-Effective Amendment ....................................................5
  Reconfirmation Offering .....................................................5
  Release of Securities and Funds .............................................6
HIGH RISK FACTORS..............................................................6
DILUTION......................................................................12
USE OF PROCEEDS...............................................................13
CAPITALIZATION................................................................15
PROPOSED BUSINESS.............................................................15
  Business Combinations.......................................................19
  Regulation..................................................................20
  Employees...................................................................20
  Facilities .................................................................20
MANAGEMENT....................................................................21
  Biographies    .............................................................21
  Other Blank Check Companies ................................................21
  Conflicts of Interest ......................................................21
  Remuneration ...............................................................22
  Management Involvement .....................................................22
  Management Control .........................................................22
STATEMENT AS TO INDEMNIFICATION ..............................................22
MARKET FOR THE COMPANY'S COMMON STOCK ........................................23
PRINCIPAL STOCKHOLDERS........................................................24
DESCRIPTION OF SECURITIES.....................................................24
  Common Stock ...............................................................24
  Future Financing ...........................................................25
  Reports to Stockholders ....................................................25
  Dividends ..................................................................25
  Transfer Agent .............................................................26
PLAN OF DISTRIBUTION..........................................................26
  Method of Subscribing ......................................................27
EXPIRATION DATE...............................................................27

LITIGATION....................................................................27
LEGAL OPINIONS................................................................27
EXPERTS.......................................................................28
FURTHER INFORMATION...........................................................28
FINANCIAL STATEMENTS..........................................................28
INFORMATION NOT REQUIRED IN PROSPECTUS........................................33
EXHIBITS .....................................................................36
UNDERTAKINGS .................................................................37

                               PROSPECTUS SUMMARY
                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144

     The following is a summary of certain information contained in this Prospectus. Because this is a summary, it may not contain all the information that you should consider before purchasing our common stock. You should read the entire prospectus carefully.

The Company

     Montana Acquisition Corporation was organized under the laws of the State of Delaware on June 9, 2000. We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

     The company was organized as a vehicle to acquire or merge with another business or company. This type of company is referred to as a "blank check company" as defined in Rule 419 of Regulation C under the Securities and Exchange Act of 1933.

     Management believes that the company's characteristics as an enterprise with liquid assets, nominal liabilities, a registered class of securities and flexibility in structuring will make the company an attractive combination candidate.

     We have not yet identified any specific business or company as acquisition or merger target.

     The company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the company an "investment company" pursuant to the Investment Company Act of 1940. Montana Acquisition Corporation will be referred to in this prospectus as "we," "us," "our," or "the company."


The Offering

Securities offered................................10,000 Shares of Common Stock,
                                                          $.001 par value, being
                                                     offered at $1.00 per Share.
                                                 (See "Description Securities".)

Shares of Common Stock outstanding prior to the offering..................25,000

Shares of Common Stock to be outstanding after the offering...............35,000

More About Rule 419

     Under Rule 419, investors have certain rights and will receive the substantive protection provided by the Rule. The securities purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the escrow funds and securities can be released to the company and the investors, we will update the registration statement with a post-effective amendment. This will give you and other investors the details of the proposed acquisition or merger. You will then have up to 45 days to reconfirm your investment (See "Your Rights Under Rule 419").

Risk Factors

     An investment in our common stock is highly speculative and involves a high degree of risk. You should not purchase shares in the offering if you expect short-term earnings or appreciation in the value of our company. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

     The offering price of $1.00 per share has been arbitrarily determined by the company. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were estimates of the company's business potential, the limited financial resources of the company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets.

Use of Proceeds

     If all of the shares are sold, then the gross proceeds of this offering will be $10,000. Ten percent of this amount, or $1,000, may be released to the company before you reconfirm your investment in accordance with Rule 419. The balance of the proceeds, less approximately $8,300 in offering expenses, will be used to defray the expense of a merger or acquisition.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our consolidated financial information. It is derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those statements. As the company was incorporated on June 9, 2000 and the date of this prospectus is November 3, 2000, the company's consolidated financial information is limited to its balance sheet as of its date of incorporation.

Statement of Operations Data:
  Net Revenues..................................................   $   -0-
  Net Loss......................................................   $   -0-
  Net Loss Per Share............................................   $   -0-
  Shares Outstanding............................................    25,000

                                           As of July 18, 2000   Pro-Forma After
                                                                        Offering
Balance Sheet Data:
  Working Capital.............................    $ 2,064          $12,064
  Total Assets................................    $ 2,500          $12,500
  Long Term Debt..............................    $   -0-          $   -0-
  Total Liabilities...........................    $   -0-          $   -0-
  Shareholders' Deficit.......................    $   -0-          $   -0-


YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the escrowed funds and securities will be released to the company and to the investors, only after the company has met the following three basic conditions.

     o First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

     o Second, we must file a post-effective amendment to the Registration Statement which gives you the opportunity to reconfirm your investment. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     o Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

     After we submit a signed representation to the escrow agent that these conditions 419 have been met and after the acquisition or merger is consummated, the escrow agent can release the escrowed funds and securities.

     Accordingly, the company has entered into an escrow agreement with Whiteman Osterman & Hanna which provides that:

     (1) The proceeds will be deposited into the escrow account promptly upon receipt. Rule 419 permits 10% of the escrowed funds to be released to the company before the reconfirmation offering. The escrowed funds and any dividends or interest they earn, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investor is to be included on any stock certificate or other document evidencing the securities. The securities held in the escrow account will remain as issued, and will be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, nor may any interest be created in them other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Table 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities, if any, relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Acquisition Criteria

     Rule 419 requires that before the funds and the securities in the escrow account can be released, we must first execute an agreement to acquire an acquisition candidate that meets certain specified criteria. The agreement must provide for the acquisition of a business or assets whose fair value represents at least 80% of the maximum proceeds of this offer. The agreement must include, as a precondition to closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $8,000 (80% of $10,000).

Post-Effective Amendment

     Once we execute the agreement to acquire or merge with a business that meets the above criteria, we must update the registration statement with a post-effective amendment. The post- effective amendment must contain information about the proposed acquisition or merger candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the offering proceeds and securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     (3) If the company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the funds (and any related interest or dividends) held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition or merger will be consummated only if investors representing 80% of the maximum offering proceeds ($8,000) elect to reconfirm their investment.

     (5) If we have not consummated an acquisition or merger by _________, 2002 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

     The funds will be  released to us, and the  securities  will be released to you and other investors after the escrow agent has received a signed representation from the company and any other evidence acceptable by the escrow agent that:

o    We have executed an agreement for an acquisition or merger;

o The fair market value of the acquisition or merger candidate represents at least 80% of the maximum offering proceeds;

o    We have filed the required post-effective amendment;

o The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the company has satisfied all of the prescribed conditions of the reconfirmation offer.

                                HIGH RISK FACTORS

     There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and especially, that of any business we acquire, could be materially and adversely affected by any of the following risks. Consequently, the shares we are offering should be purchased only by investors who can afford to lose their entire investment. Carefully consider these factors before considering the purchase of the shares.

     1. We anticipate a change in control and management. If the initial public offering is completely sold, management and the sole officer and director will own at least seventy one (71%) percent of the common stock of the company. However, once we merge with or acquire another business, we anticipate that we will have to issue to that entity an amount of our common stock which will comprise a majority of the issued and outstanding shares of our common stock. This will likely result in a change of control in the company. In addition, the company's present officer and director will likely resign or be removed. We cannot assure you of the experience or qualification of new management either in the operation of the company's activities or in the operation of the business, assets or property being acquired.

     2. We are a development stage company with no record for you to evaluate. The company was incorporated in the State of Delaware on June 9, 2000 and has had no operations to date. The company was formed to serve as a vehicle to effect a business combination. We cannot assure you that the company's intended acquisition or merger activities will succeed or be profitable. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate the company's prospects for achieving its intended business objectives. We face all risks which are associated with any new business. Any investment in these securities should be considered an extremely high risk investment.

     3. We have some discretion in use of the proceeds. 90% of the net proceeds of this offering must be held in escrow until we enter into a business combination, which must occur within 18 months of the effective date of this offering. The funds from this offering may not be sufficient for fund the company's search for a merger or acquisition candidate. Rule 419 permits 10% of the net proceeds of the offering to be disbursed to the company from the escrow account before we enter into an acquisition or merger. We intend to request release of this money. If we do not request release of these funds, we will receive these funds in the event we enter into an acquisition or merger.

     4. You will have no access to your money while it is in escrow. We are offering for sale 10,000 shares, at $1.00 per Share. The maximum offering period is 180 days. No one has committed to purchase any portion of these securities. You will have no right to the return or the use of your money and you cannot earn interest on it until conclusion of the offering. Your money (minus payments for expense amounts, if any, which are permitted by Rule 419) may remain in the escrow account, and will not earn interest. You will have no right to the return of or the use of their funds for a period of 18 months from the effective date.

     Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering. If the company is unable to find an acquisition or merger target, you will have to wait 18 months from the effective date before a pro rata portion of your money is returned without interest.

     5. We will not be able to consummate an acquisition or merger if enough investors do not reconfirm their investment. Under Rule 419, investors representing 80% of the maximum offering proceeds must reconfirm their investments in order for us to merge with or acquire a business. Otherwise, the business combination will not be consummated, none of the securities held in escrow will be issued and the escrowed funds will be returned to investors on a pro rata basis.

     6. We have extremely limited capital. As of July 18, 2000, we had assets of $2,064 and no liabilities. Of the $10,000 in proceeds of the offering, we may use $1,000 as capital in order to seek a business combination. We will use the money in the company's treasury to pay the costs of conducting the company's business activities. Assuming suitable prospects are identified, if ever, the company may be unable to complete an acquisition or merger due to a lack of sufficient funds. For example, this may occur if a target company insists the company obtain additional capital. Therefore, we may need additional financing in order to consummate a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot assure you that such funds will be available, that they will be available on terms acceptable to us.

     7. The escrowed securities may not be sold. You will not be able to transfer the escrowed securities except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (divorce proceedings) as that term is defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act. The law prohibits you from selling or offering to sell the securities held in the escrow account other than in divorce proceedings.

Therefore, any contract which obligates you to deliver the securities (e.g., contract for sale on a "when as" and "if used" basis) are prohibited. You also may not sell any interest in the securities or any derivative securities whether or not physical delivery is required.

     8. There may not be a public market for the shares you buy. Under Rule 419, all securities issued by a blank check company must be placed in an escrow account. These securities will not be released from escrow until we identify a merger or acquisition candidate and complete the transaction. There is no present market for the common stock of the company and there is no likelihood that any active and liquid public trading market will develop after the securities are released from escrow. Therefore, you may find it difficult to sell your shares. To date, we have not asked any broker dealer to act as a market maker for our common stock. We do not intend to seek a market maker for our common stock until you and other investors reconfirm your investments in this offering and we enter into an acquisition or merger.

     9. We are at a competitive disadvantage in seeking business combinations. To date, we have not selected any particular industry in which to concentrate our merger or acquisition efforts. In relation to our competitors, we are an insignificant participant in the business of seeking business combinations. Many established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all of them have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

     10. The time to be devoted by management to the affairs of Montana Acquisition Corporation will be limited and could be inadequate. Our sole officer and director is engaged in business activities outside of the company, and will only devote what time he fan to our affairs. His priority will be his responsibilities in his full-time occupation.

     11. Our management may face conflicts resulting from involvement in other businesses. Because our sole director and officer is primarily engaged in business outside the company, he may have a conflict of interest with our pursuit of business combinations. In an effort to avoid such conflicts, we will adopt a procedure whereby a special meeting of our shareholders will be called to vote on a business combination with an affiliated entity. Shareholders who also hold securities of that affiliated entity will be required to vote their shares of our stock in the same proportion as our publicly-held shares are voted. This procedure will be in the form of an oral agreement between management and the company. Our sole officer and director is not currently involved in other blank check companies. However, potential conflicts of interest may result if and when any officer of the company becomes an officer or director of another company, especially another blank check company.

     12. Our Certificate of Incorporation, Bylaws and Minutes do not require our officers and directors to disclose to the company merger or acquisition candidates that come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the company to disclose to the company any target businesses that they discover, even if they learn about it through their involvement as an officer and director of another company. We will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of this company. Management will examine a target business's financial statements, its assets and liabilities and its projections for future growth.

     13. Potential Related Party Business Combination. The company may acquire a business in which the company's promoters, management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, the company intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

     14. There are possible disadvantages of a blank check offering. We might acquire or merge with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company seeking to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination with us may want to do so to avoid the adverse consequences of undertaking a public offering themselves. Their reasoning may include factors such as time delays, significant expense, loss of voting control and their inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in us you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business.

     15. We have not researched or identification of acquisition or merger candidate. The company has not conducted nor received the results of market research concerning the feasibility of a business combination with a specific target business. Therefore, management is not sure that market demand exists for an acquisition or merger as contemplated by the company. Management has not selected any particular industry or specific business within an industry to evaluate. There is no assurance the company will be able to form a business combination on terms favorable to the company.

     16. Our success is dependent on management. Our sole officer and director has limited experience in the business activities in which we intend to engage. While he believes he has sufficient experience to implement our plan, there is no assurance that additional managerial assistance will not be required. Our success depends on the active participation of our officer. The officer has not entered into an employment agreement with the company and is not expected to do so in the foreseeable future. We have not obtained key man life insurance on our sole officer and director.

     17. We have not yet identified an acquisition or merger candidate. As of the date of this prospectus, there are no present arrangements or understandings with any representatives of the owners of any business regarding the possibility of a merger or acquisition. Because we have not yet sought a candidate for a business combination, there is a limited basis on which you can evaluate the prospects for our success.

     18. We lack the diversity that may be needed for success. If we identify a suitable merger or acquisition candidate, we will in all likelihood be required to issue our common stock in an acquisition or merger transaction. Inasmuch as the company's capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, it is unlikely we will be capable of negotiating more than one acquisition or merger. This lack of diversification will prevent us from being able to offset potential losses from one venture against another.

     19. We can't assure you that we won't be subject to regulation as an "Investment Company." Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940. The regulations under the Investment Company Act of 1940, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be applicable to a company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act.

     We can not assure you that the company will not be deemed to be an Investment Company. The net proceeds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the company is deemed to be an Investment Company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to the status of the company under the Investment Company Act of 1940.

     20. We can't assure you a merger would not be taxable. Any acquisition or merger that we enter into will be evaluated for its federal and state tax consequences for us and the "target" company. Presently, a qualified reorganization between business entities will generally not be taxable for the parties to the transaction. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences, we cannot assure you that such a transaction will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the company.

     21. We have paid no dividends and won't in the near future. We were only recently organized, have no earnings, and have paid no dividends to date. Since we are a blank check company with its only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until a business combination is effected. However, there are no assurances that even upon the consummation of a business combination, we will have earnings or issue dividends. Therefore, we do not expect to pay cash dividends, if at all, until after a business combination is effected.

     22. We have arbitrarily determined the offering price. We arbitrarily determined the initial offering price of $1.00 per share. It bears no relationship whatsoever to the company's assets, earnings, book value or any other objective standard of value. Among the factors we considered in determining the offering price were:

     o    The lack of operating history of the company;

     o    The net proceeds to be raised by the Offering;

     o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

     o    The relative requirements of the company;

     o    The current market conditions in the over-the-counter market.

     23. Present management and shareholders have substantial control of the company. The present shareholder of the company will own a minimum of 71% of the company after the offering is completed. He would therefore have continuing control of the company, and the ability to elect all of our directors and officers, and control our affairs and operations. Our Certificate of Incorporation does not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non- management shareholders may directly or indirectly participate in or influence the management of the company's affairs or to exercise their voting rights to continue to elect the current directors.

     24. The value of shares you purchase is subject to immediate substantial dilution. Assuming we sell all the shares offered in this offering, the net tangible book value of the company's common stock will be approximately $0.34 per share, substantially less than the $1.00 per share to be paid by the public investors. Therefore, you will sustain an immediate dilution of approximately $0.66 per share in the book value of your holdings.

     25. Insiders could purchase shares. Our officer, director, current shareholder and any of his affiliates or associates may purchase shares offered in this offering. Any shares he purchases will be acquired for investment purposes and not with a view towards distribution.

     26. Shares in this offering are available only to residents of New York and Florida. Registration in New York is not required for certain offerings made to fewer than 40 people. Registration in Florida is not required for offerings in which the total number of purchases in Florida does not exceed 35. We will use our best efforts to ensure that sales of shares will only occur in those states in which such sales would not be a violation of any states laws.

     27. There are risks associated with a leveraged transaction. We are not prohibited from consummating a business combination through a leveraged transaction. However, such a transaction could result in our assets being mortgaged and possibly foreclosed. The use of leverage to consummate a business combination may reduce our ability to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the company's operations to strict financial controls and significant interest expense.

     28. Laws regulating low-priced stocks may affect your ability to sell your shares. Transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. With some exceptions, penny stocks generally are equity securities with a price of less than $5.00. Under the penny stock rules, a broker-dealer planning a transaction in a penny stock must provide the customer with extensive disclosure documents. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the our common stock becomes subject to the penny stock rules, you may find it more difficult to sell your shares.

                                    DILUTION

     The net tangible book value of the company as of July 18, 2000 was $0.08 per share. Net tangible book value is the net tangible assets of the company (generally, total assets less total liabilities). The public offering price per share is $1.00. The pro forma net tangible book value per share after the offering will be $0.34. Therefore, the shares purchased by investors in this offering will be diluted $0.66. As of July 18, 2000, there were 25,000 shares of the company's common stock outstanding. Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. The following table illustrates this per share dilution to be experienced by investors in the offering:

Public offering price per share                                          $ 1.00
Net tangible book value per share before offering                        $ 0.08
Pro forma net tangible book value per share after offering               $ 0.34
Increase per share attributable to purchases in this offering            $ 0.26
Dilution to public investors                                             $ 0.66

# Shares Before          Money Received for          Net Tangible Book Value
Offering                 Shares Before Offering      Per Share Before Offering
----------------------   -------------------------   --------------------------
25,000                   $2,500                      $0.08


                                                     Pro Forma Net
Total # of Shares        Total Amount of Money       Tangible Book Value Per
After Offering           Received For Shares         Share After Offering
----------------------   -------------------------   --------------------------
35,000                   $10,000                     $0.34


Pro Forma Net Tangible                               Increase Per
Book Value Per Share     Net Tangible Book Value     Share Attributed
After Offering           Per Share Before Offering   To Shares Offered Hereby
----------------------   -------------------------   --------------------------
$0.34                    $0.08                       $0.26


                         Pro Forma Net
Public Offering          Tangible Book Value         Dilution to
Price Per Share          Per Share After Offering    Public Investors
----------------------   -------------------------   --------------------------
$1.00                    $0.34                       $0.66

     As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of the company.

                              Approx. % Total
                 Shares       Shares            Total            Approx. % Total
Stockholders     Purchased    Outstanding       Consideration    Consideration

New Investors    10,000       29                $10,000          80%
Existing         25,000       71                $2,500           20%
Stockholder

                                 USE OF PROCEEDS

     The gross proceeds of this offering will be $10,000, if all of the shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the shares are sold, 10% of the deposited funds

($1,000) may be released from escrow to the company. We intend to request release of this 10%. In the event that we do not request release of these funds, we will receive these funds in the event a business combination is consummated in accordance with Rule 419. After we complete a business combination and after the shareholder reconfirm their investment in our common stock, $9,000 (plus any dividends received, but less any portion disbursed to the company and less any amount returned to investors who did not reconfirm their investment) will be released to the company.

                                                     Approximate     Percentage
                                                     Amount          Total

Escrowed funds pending
business combination .............................   $9,000          90%


(1) The amount of the escrowed funds shown above does not include the estimated $8,352.64 of offering expenses.

(2) The company expects to request release of 10% of the deposited funds ($1,000) pursuant to Rule 419.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Escrow Fee ............................     $ 1,000.00
          Securities and Exchange
          Commission Registration Fee ...........     $     2.64
          Legal Fees ............................     $ 5,000.00
          Accounting Fees .......................     $ 1,000.00
          Printing and Engraving ................     $   100.00
          Blue Sky Qualification
          Fees and Expenses......................     $   350.00
          Miscellaneous .........................     $ 1,000.00
          Transfer Agent Fee ....................     $        0

          TOTAL .................................     $ 8,452.64


     We do not intend to advertise or promote the company. Instead, our management will actively search for potential target businesses. If we decide to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of that advertising will be assumed by management.

     Once we enter into a merger or acquisition, we anticipate that there will be a change in the management. New management may decide to change the policies regarding use of proceeds of this offering. The company's present management anticipates that those proceeds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after we complete a merger or acquisition. We are not presently considering any outside individual for a consulting position; however, we cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

     Present management of the company will not make any loans of the $1,000 that will be available from the escrowed funds of this offering, nor will we borrow funds and use either our working capital or the escrowed funds as security. Once the escrowed funds are released from escrow, management may loan the proceeds or borrow funds and use the proceeds as security.

     The proceeds received in this offering will be put into the escrow account pending consummation of a business combination and reconfirmation by investors. The funds will be placed in an interest bearing account by Whiteman Osterman & Hanna.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the company as of July 18, 2000, and as adjusted to give effect to the sale of all of the Shares offered by the company.

                                                       Actual      Pro-Forma As
                                                                   Adjusted
Long-term debt                                         $     0     $     0
Stockholders' equity: Common stock, $.001 par value;   $   .08     $   .34
authorized 50,000 shares, issued and outstanding
25,000 shares and 35,000 shares, pro-forma as
adjusted
Additional paid-in capital                             $    0      $10,000
Deficit accumulated during the development period      $    0      $     0
Stockholders' deficit, net                             $    0      $     0
Total capitalization                                   $2,500      $12,500

     For the terms of the company's long-term debt, see "Certain Transactions," and "Description of Securities."

                                PROPOSED BUSINESS

History and Organization

     Montana Acquisition Corporation was organized under the laws of the State of Delaware on June 9, 2000. Since inception, the primary activity of the company has been directed to organizational efforts and obtaining initial financing. The company was formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible merger or acquisition candidates and have neither conducted negotiations concerning, nor entered into a letter of intent concerning any such transaction.

     Our initial public offering will comprise 10,000 shares of common stock at a purchase price of $1.00 per share.

     We are filing this registration statement in order to effect a public offering for our securities.

Plan of Operation

     The company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to it by persons or firms who desire to employ the company's funds in their business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search for merger or acquisition candidates to any specific business, industry or geographical location.

     None of the company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the prospectus.

     We do not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in the our treasury. You and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the proceeds of this offering are intended to be used generally to effect a business combination, the proceeds are not otherwise being designated for any specific purposes. Under to Rule 419, you will have an opportunity to evaluate the specific merits or risks of only the merger or acquisition that management decides to enter into. Cost overruns will be borne equally by all current shareholders of the company.

     We may seek a business combination with firms which:

     o    have recently commenced operations;

     o are developing companies in need of additional funds for expansion into new products or markets;

     o    are seeking to develop a new product or service; or

     o are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which wants to establish a public trading market for its shares. Such a company may choose this transaction to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

     We will not acquire or merge with another company unless the fair market value of that company represents 80% of the maximum offering proceeds. To determine the fair market value of a target business, our management will examine the audited financial statements of any candidate, focusing their attention on the potential target business's assets, liabilities, sales and net worth. In addition, management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market represents at least 80% of the offering proceeds, we will obtain an opinion from an investment banking firm with respect to the satisfaction of that criteria.

     Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the company will almost assure that we will combine with just one target business. Management also anticipates that after the combination, control of the company will change and will most likely result in the resignation or removal of our present officer and director. The company's officer and director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any candidate that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings).

     The company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may combine with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risks.

     We anticipate that we will be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for our present and prospective shareholders, which is likely to result from a merger or acquisition. This lack of diversification should be considered a substantial risk in investing in the company because it will not permit the company to offset potential losses from one venture against gains from another.

     We anticipate that the selection of an acquisition or merger target will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. The perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

     Our sole officer and director, who is not a professional business analyst, will oversee the analysis of business combinations. He intends to concentrate on identifying preliminary prospective business combinations through present associations. In analyzing prospective business combinations, he will consider the following factors:

     o    the available technical, financial, and managerial resources;

     o    working capital and other financial requirements;

     o    history of operation, if any;

     o    prospects for the future; nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management; o the potential for further research, development, or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the company; o the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance or products, services, or trades;

     o    name identification

     The officer and director of the company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of his investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

     Since the company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, we will have to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as these reporting requirements are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend to voluntarily file such reports.

     We anticipate that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection. Therefore, you must depend on the ability of management to identify and evaluate such risks. In the case of some of the potential merger or acquisition targets available to the company, we anticipate that the promoters of those businesses have been unable to develop a going concern or that the business is in its development stage in that it has not generated significant revenues from its principal business activity. There is a risk, even after we merge with or acquire such a business, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the company and, therefore, its shareholders.

Business Combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business.

     Any merger or acquisition effected by the company could have a significant dilutive effect on the percentage of shares held by the company's then-shareholders, including purchasers in this offering. When we combine with a target business, the target business will have significantly more assets than we do. Therefore, management plans to offer a controlling interest in the company to the target business. While we can't predict the actual terms of a transaction, we expect that the parties will want to avoid the creation of a taxable event by structuring the acquisition in a so-called "tax- free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986. In order to obtain tax-free treatment under the Code, the owners of the target business may have to own 80% or more of the voting stock of the surviving entity. In that event, the shareholders of our company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would mean significant dilution in the equity of those shareholders. Management of the company may choose this type of transaction. In addition, the company's director and officer may, as part of the terms of the acquisition transaction, resign those positions. (See "High Risk Factors" and "Dilution").

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination unless a target company requests such a purchase as a condition to a merger or acquisition. The officer and director of the company has agreed to comply with this provision which is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     Any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     As a part of the company's investigation of possible business combination candidates, the company's officer and director will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the company's limited financial resources and management expertise.

     The manner of the business combination will depend on the nature of the target business, the respective needs and desires of the company and other parties, the management of the target business, and the relative negotiating strength of the company.

     If we enter negotiations with a possible merger candidate at any time prior to the completion of this offering, and such a transaction becomes probable, then this offering will be suspended so that we can file an amendment which will include financial statements of the proposed target.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Regulation

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act if we obtain or continue to hold a minority interest in a number of enterprises. The company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review the company's activities from time to time with a view toward reducing the likelihood that we could be classified as an "Investment Company."

Employees

     We currently do not have any employees. The sole officer and director of the company is engaged in business activities outside of the company, and thus will only devote time and effort in connection with our business and operations on a part time basis. Upon completion of the public offering, it is anticipated that the officer and director of the company will devote the time necessary each month to the affairs of the company until a successful business opportunity has been acquired.

Facilities

     We are presently using the office of an affiliated entity, located at 241 Morner Road, Rensselaer, New York 12144, at no cost to the company. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement. The company at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT

The sole officer and director of the company, and further information concerning them, is as follows:

Name                          Age                          Position
----                          ---                          --------

Leslie M. Apple               50                President, Secretary, Treasurer,
                                                Director

Biographies

     Leslie M. Apple has been a practicing attorney in Albany, New York for approximately 25 years. Since January of 1995, Mr. Apple has been a partner in the Albany, New York law firm of Whiteman Osterman & Hanna. Prior to January 1995, Mr. Apple was President and CEO of Apple Honen Sims and Wood, P.C., a law firm he founded as Leslie M. Apple, P.C. in August, 1985.

Executive Compensation

     Neither the payment of the director's compensation by the target company, nor the repayment of loans or advances to the sole officer and director by the target company will be a criteria in considering any merger or acquisition candidate.

Other Blank Check Companies

     Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each business combination candidate to the shareholders for their approval. There are currently no other blank check affiliates seeking combination candidates. The company's offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.

     The company may not acquire, be acquired by or merge with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of Interest

     Our sole officer and director is not currently affiliated or associated with any blank check company. He does not currently intend to promote blank check entities other than the company. However, he may become involved with the promotion of other blank check companies in the future.

A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

Remuneration

     The company's sole officer and director has not received any cash remuneration since the company's inception, and he is not to receive or accrue any remuneration or reimbursements of expenses from the company upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

     The legal fee to be paid to Whiteman Osterman & Hanna, counsel for the corporation, is five thousand dollars ($5,000.00), which has not been paid to prior to this offering and is contingent on the company successfully completing a business combination.

Management Involvement

     The company has conducted no business as of yet, and aside from the search for shareholders associated with the company's formation, management has done no work with or for the company. Management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for merger or acquisition candidates. After the closing of this offering, management intends to search for, consider and negotiate with a target business.

Management Control

     Management may not divest themselves of ownership and control of the company prior to the consummation of an acquisition or merger transaction. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.

Prior Experience in Blank Check Offerings

     Neither the company's promoters nor its management has engaged in any previous blank check offerings.

                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the company. Complete disclosure of this statute is provided in Part II of this prospectus. This information can be examined as described in "Further Information."

     Paragraph Seventh of the Certificate of Incorporation of the Montana Acquisition Corporation provides as follows:

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     Prior to the date of this prospectus, there has been no trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until the company enters into a business combination. There is currently one (1) holder of the company's outstanding common stock. Current shareholders will own a minimum of 71% of the outstanding shares after this offering is completed. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. We cannot assure you that a trading market will develop after we complete a merger or acquisition and the shares purchased in this offering are released from escrow. To date, neither the company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock.

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties that control the entity that we merge with or may acquire. Those parties may employ consultants or advisors to obtain a market maker, but present management of the company has no intention of doing so at the present time. Our sole officer and director and controlling shareholder has not in the past used particular consultants or advisers, and the company has no set criteria to use in its possible evaluation of any consultants or advisers.

     Whiteman Osterman & Hanna's legal fees will total five thousand dollars ($5,000), none of which has yet been paid by the company for legal services rendered.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the our common stock as of the date of this prospectus. It is adjusted to reflect the sale of the shares offered in this prospectus, by:

o each person who is known by the company to own beneficially more than 5% of the company's outstanding common stock;

o    each of the company's officers and directors; and

o    all directors and officers of the company as a group.

Name/Address           Shares of              Percent of          Percent of
Beneficial             Common Stock           Class Owned         Class Owned
Owner                  Beneficially Owned     Before Offering     After Offering

Leslie M. Apple             25,000                 100%                71%
6 Greyledge Drive
Loudonville, NY
12211

Total Officers              25,000                 100%                71%
and Directors
(1 Person)

Total (1 Person)            25,000                 100%                71%

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000 shares of common stock, $.001 par value per share. 25,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon at meetings of the stockholders.

     Stockholders of common stock have the following rights or limitations on their rights:

o They have equal ratable rights to dividends from legally available funds when and if the board of directors declares dividends of the company;

o They are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock;

o In the event of liquidation, dissolution or winding up of the affairs of the company, they do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable to those rights; and

o They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, and will have no personal liability attaching to the ownership of them. Our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors of the company if they so choose. In that event, the holders of the remaining shares will not be able to elect any of the company's directors. At the completion of this offering, the present officer and director and sole shareholder will beneficially own at least 71% of the outstanding shares, and therefore, will be in a position to control all of the affairs of the company.

Future Financing

     In the event the proceeds of this offering are not sufficient to fund the company's search for a merger or acquisition candidate, we may seek additional financing. At this time, we believe that the proceeds of this offering will be sufficient and so we do not expect to issue any additional securities before we complete a business combination. However, we may issue additional securities, incur debt or secure other types of financing. We have not entered into any agreements, plans or proposals for financing through the issuance of additional securities and we have no plans to do so. We will not use the escrowed funds as collateral or security for or to pay back, any loan or debt that we incur. If we do require additional financing, there is no guarantee that such financing will be available, or if available, that it will be on terms acceptable to us.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

     We were only recently organized, have no earnings, and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until a business combination is reconfirmed by the stockholders. However, we cannot assure you that after we complete a business combination, we will have earnings or issue dividends. Therefore, we do not expect to pay that cash dividends to stockholders until after a business combination is reconfirmed.

Transfer Agent

         The company will act as its own transfer agent.

                              PLAN OF DISTRIBUTION

     Montana Acquisition Corporation is offering the right to subscribe for 10,000 shares at $1.00 per share. We propose to offer the shares directly on a "best efforts basis" with no minimum, and we will pay no compensation to any person in connection with the offer and sale of the shares. Our sole officer and director will distribute prospectuses related to this offering. We estimate that he will distribute no more than one hundred (100) prospectuses, primarily to friends and business associates. Although the sole officer and director is an "associated person" of the company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, he is deemed not to be a broker for the following reasons:

(1) He is not subject to a statutory disqualification as that terms is defined in Section 3(a)(39) of the Exchange Act at the time he participates in the sale of our securities;

(2) He will not be compensated for assisting in the sale of our securities with commissions or other remuneration based either directly or indirectly on transactions in securities;

(3) He is not an associated person of a broker or dealer at the time he participates in the sale of our securities; and

(4)  He will restrict his participation to the following activities:

          (a)  preparing   any  written   communication   or   delivering   such
     communication through the mail or other means that do not involve oral solicitation of a potential purchaser;

          (b) responding to inquiries of potential purchasers made in communications that they initiate; provided however, that the content of his responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

          (c) performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, we have not retained a broker in connection with the sale of securities in this offering. In the event we retained a broker who may be deemed an underwriter, we will file an amendment to our registration statement with the Securities and Exchange Commission.

     Neither we nor anyone acting on our behalf, including the company's shareholder, officer, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. Neither we nor anyone acting on our behalf has had preliminary discussions or understandings with any market maker regarding the participation of any such market maker in the future trading market for the company's securities. We do not have any plans to engage in such discussions, and we do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer who is obtained to make a market in our shares subsequent to the acquisition of any business opportunity. Our investors will make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over such decisions.

Method of Subscribing

     You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Montana Acquisition Corporation." This offering is being made on a "best efforts basis."

     The company's sole principal and any of his affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Shares purchased by the company's officer, director and principal shareholder will be acquired for investment purposes and not with a view towards distribution.

                                 EXPIRATION DATE

     This offering will expire 180 days from the date of this prospectus.

                                   LITIGATION

     We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us which may materially affect the company.

                                 LEGAL OPINIONS

     Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260, our special counsel, has rendered an opinion that the shares are validly issued and non-assessable.

                                     EXPERTS

     Our balance sheet as of July 18, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from June 6, 2000 through July 18, 2000 have been audited by Arthur Place & Company, P.C., 1218 Central Avenue, Albany, New York 12205, independent auditors. They are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                               FURTHER INFORMATION

     We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2 with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the SEC. Reports and other information that we file may be inspected and copied at the public reference facilities of the SEC in Washington, D.C. Copies can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at a prescribed rate or at the Commission's web site, www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the registration statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                              FINANCIAL STATEMENTS

     Balance Sheet at July 18, 2000

     Statement of Changes in Stockholders' Equity for the Period June 6, 2000 Through July 18, 2000

     Statement of Income for the Period June 6, 20000 Through July 18, 2000

     Notes to Financial Statements

                         MONTANA ACQUISITION CORPORATION
                          (A Development Stage Company)

                        BALANCE SHEET AS OF JULY 18, 2000

                                     ASSETS

Current Assets:
  Cash ...................................................   $ 2,500
                                                             -------

    TOTAL ASSETS .........................................   $ 2,500
                                                             =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities:
  Accounts Payable .......................................   $   436
                                                             -------

    Total Liabilities ....................................       436

STOCKHOLDERS' EQUITY

Common Stock - Par Value $.001 per share;
  50,000 Shares Authorized; 25,000 Shares
  Issued and Outstanding .................................        25

Additional Paid-In Capital ...............................     2,475

Accumulated Deficit, incurred during the
  Development Stage ......................................      (436)
                                                             -------

    Total Stockholders' Equity ...........................     2,064
                                                             -------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........   $ 2,500
                                                             =======

                         MONTANA ACQUISITION CORPORATION
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE PERIOD JUNE 6, 2000 THROUGH JULY 18, 2000


                                             Additional
                                  Common      Paid-In    Accumulated
                                  Stock       Capital      Deficit        Total
                                  -----       -------      -------        -----
Balance - June 6, 2000           $   -0-      $   -0-      $   -0-      $   -0-
Common Stock Issued                   25        2,475         --          2,500
Net (Loss)                          --           --           (436)        (436)
                                 -------      -------      -------      -------
Balance July 18, 2000            $    25      $ 2,475      $  (436)     $ 2,064
                                 =======      =======      =======      =======


                         MONTANA ACQUISITION CORPORATION
                          (A Development Stage Company)

                       STATEMENT OF INCOME FOR THE PERIOD
                       JUNE 6, 2000 THROUGH JULY 18, 2000


Revenue .................................................          $ -0-

Operating Costs
  Legal Expense .........................................           (436)
                                                                   -----

  NET (LOSS) ............................................          $(436)
                                                                   =====

                         MONTANA ACQUISITION CORPORATION
                          (A Development Stage Company)

                     STATEMENT OF CASH FLOWS FOR THE PERIOD
                       JUNE 6, 2000 THROUGH JULY 18, 2000


Cash Flows From Operating Activities:
  Net (Loss) .....................................   $  (436)
  Adjustments to Reconcile Net Income to Net
  Cash Provided by (Used by) Operating Activities:
    Increase in Accounts Payable .................       436
                                                     -------

    Net Cash (Used By)
      Operating Activities .......................       -0-

Cash Flows From Financing Activities:
  Capital Contributions ..........................     2,500
                                                     -------

    Net Cash Provided by Financing Activities ....     2,500
                                                     -------

  Net Increase in Cash ...........................     2,500
  Beginning Bank Balance .........................       -0-
                                                     -------

    Ending Bank Balance ..........................   $ 2,500
                                                     =======

Supplemental Disclosure:

  Cash is defined as cash in savings account.

                         MONTANA ACQUISITION CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  Summary of Significant Accounting Policies:

     Organization Information - The company was organized for the purpose of creating a corporate vehicle to seek, investigate, and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who desire to employ the company's funds in their business or to seek the perceived advantages of a publicly-held corporation.

     The company was incorporated on June 6, 2000. As the company is in its development stage, operations are devoted to organizing the business and activities associated with its preparation for filing a registration statement and prospectus for its initial public offering.

     We have not engaged in any preliminary efforts intended to identify possible business combinations and has neither conducted registrations concerning, nor entered into a letter of intent concerning any such target business.

     The company's initial public offering will comprise of 10,000 shares of common stock at a purchase price of $1.00 per share. The company is filing a registration statement in order to effect a public offering for its securities.

     Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash - The company maintains its cash balance in a national bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. There are no balances in excess of insured amounts at July 18, 2000.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law, as amended, provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. --
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) or absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article 7 of the company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 25. Expenses of Issuance and Distribution

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Escrow Fee                             $ 1,000.00
          Securities and Exchange
          Commission Registration Fee            $     2.64
          Legal Fees                             $ 5,000.00
          Accounting Fees                        $ 1,000.00
          Printing and Engraving                 $   100.00
          Blue Sky Qualification
          Fees and Expenses                      $   350.00
          Miscellaneous                          $ 1,000.00
          Transfer Agent Fee                     $        0

          TOTAL                                  $ 8,452.64

Item 26. Recent sales of unregistered securities.

     During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1937. On or about June 30, 2000, the company raised $2,500.00 through the sale of 25,000 shares of common stock at a price of $.01 per share as follows:

Name and Address of                  Shares of           Date          Amount
 Beneficial Owner                  Common Stock        Purchased        Paid

Leslie M. Apple                       25,000         June 30, 2000     $2,500
6 Greyledge Drive
Loudonville, New York 12211


     The shares listed above were issued to the company's founder, an accredited investor, in connection with the company's organization. This transaction was not registered under the Securities Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.

Item 27. Exhibits.

3.1  Certificate of Incorporation.

3.2  By-Laws.

4.1  Specimen Certificate of Common Stock.

4.6  Form of Escrow Agreement.

4.8  Independent Auditors' Report.

5.0  Opinion of Counsel.

24.0 Accountant's Consent to Use Opinion.

24.1 Counsel's Consent to Use Opinion.

Item 28. Undertakings.

     The registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albany, State of New York, on November 3, 2000.


                                                 Montana Acquisition Corporation


                                                 BY: /s/ Leslie M. Apple
                                                     ---------------------------
                                                     Leslie M. Apple
                                                     President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Leslie M. Apple                                      Dated:  November 3, 2000